

TABLE OF CONTENTS

NEWFIELD

@NFX

Operating Update – First Quarter 2013

April 23, 2013

@NFX is periodically published to keep stockholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

First Quarter 2013 Operating Highlights

OPERATING HIGHLIGHTS:

- 1Q13 domestic liquids production increased 13% over 4Q12* and nearly 30% over 1Q12*. 56% of 1Q13 production in was liquids.
- Cana Woodford 1Q average production up 4,300 BOEPD over 4Q12 average. Drill and case costs per lateral foot decreased >30% over 2012 avg. costs.
- Record wells announced in Williston Basin. Well costs reduced, showing efficiency gains. Additional Three Forks successes.
- Eagle Ford well costs in quarter reduced $400k. Six recent SXL completions to contribute to a 45% increase in oil rate (1Q13 to 2Q13)
- Additional refining capacity expansions underway in SLC area. First SXL well drilling in Uteland Butte. On track to grow Uinta Basin volumes 10% Y-o-Y, 20% in 2014.
- Announced the second of two significant offshore Malaysia gas discoveries. The discoveries have a combined 2.0 Tcf to more than 3.0 Tcf of estimated gas in place.

CAPITAL INVESTMENTS:

We reaffirmed our planned capital investment program of $1.7 - $1.9 billion.

In 1Q13, we invested $411 million. This includes $338 million in domestic operations and $73 million in international operations. The most significant international investments are being allocated to the development of the Pearl field offshore China.

At March 31, 2013, we had a zero balance on our credit facility.

NET AVG. PRODUCTION BY REGION (BOEPD)		
	4Q12*	1Q13
Rockies	29,280	31,270
Mid-Con	53,650	56,430
Gulf Coast	13,360	13,850
Int'l	30,530	28,740
TOTAL	126,820	130,290

OPERATED RIGS BY AREA		
	4Q12	1Q13
Uinta	3	5
Cana	5	7
Williston	3	4
Eagle Ford	1	2
Int'l	1	2
Other	1	2
TOTAL	14	21

* Excludes Production from Assets Sold

Production by Area

NET AVG. PRODUCTION BY AREA (BOEPD)			
	4Q12*	1Q13	2Q13e
Uinta	19,430	21,360	22,000
Cana	10,100	14,400	15,000
Williston	10,440	9,800	10,500
Eagle Ford	5,200	4,830	7,000
TOTAL	**45,170**	**50,390**	**54,500**



Uinta
Cana
Williston
Eagle Ford
MBOEPD (net)
120
100
80
60
40
20
0
37
50.4
8%
54.5
75
100
1Q12*
2Q12*
3Q12*
4Q12*
1Q13
2Q13e
3Q13e
4Q13e
1H14e
2H14e
2015e

* Excludes Production from Assets Sold

Cana Woodford



OKLAHOMA
DEWEY
BLAINE
KINGFISHER
LOGAN
North Cana
CANADIAN
CUSTER
OKLAHOMA
WASHITA
CLEVELAND
CADDO
KIOWA
MCCLAIN
GRADY
South Cana
GARVIN
COMANCHE
STEPHENS

NET AVG. PRODUCTION (BOEPD)					
4Q12 Oil	4Q12 NGLs	4Q12 Gas	1Q13 Oil	1Q13 NGLs	1Q13 Gas
2,200	3,200	4,700	3,500	4,600	6,300

HIGHLIGHTS:

Our production in the Cana year-to-date is exceeding our original forecasts. Average quarterly production grew 4,300 BOEPD (4Q12 to 1Q13). Efficiency gains are being achieved through bit designs, mud systems, new casing designs, and optimizing completions.

- Cana average daily production up >40% 1Q13 over 4Q12
  - *Oil volumes up ~60% 1Q13 over 4Q'2*
  - *Cana production to exit 2013 at ~26,000 BOEPD net*
- Drill and case costs per lateral foot decreased >30% comparing 1Q13 to the 2012 average
- ROR increased by optimizing spacing between fracture stimulation stages.
  - *Recent wells exceed type curves*
  - *Expanding program and applying techniques to North Cana*
- Increased Lateral Lengths ~40% from 4Q12 to 1Q13 – SXLs averaged 8,761'
  - *NFX Average Lateral Lengths YTD are more than Double Peers YTD Avg.*

RECENT WELLS

	Play Type	WI%	GPI	IP-24hr BOEPD*	30-Day Avg. BOEPD*	60-Day Avg. BOEPD*
Casados	South Wet	59%	6,698	2,127	1,795	1,875
Wilson	South Wet	57%	4,879	1,168	786	922
Mashburn	South Wet	55%	4,886	1,444	537	846
Tina	South Oil	99%	10,153	1,855	1,305	1,508
Boles	South Oil	79%	8,005	1,910	1,466	--
Klade	North Oil	99%	10,292	1,000	657	521
AVERAGE		**75%**	**7,485**	**1,584**	**1,091**	**1,134**

* Gross Production

NFX is Leading in South Cana Drilling

- 1Q13: NFX $/Gross Perforated Interval (GPI) decreased by >20% from prior period
  - *Less than half the cost of Peer average $/GPI*



$2,500
$2,000
$1,500
$1,000
$500
$-
Drill & Case $/GPI
9,000'
8,000'
7,000'
6,000'
5,000'
4,000'
3,000'
2,000'
1,000'
-
GPI
$2,001
$1,548
$1,413
$1,195
$926
$2,255
4,662'
4,863'
4,821'
6,301'
8,761'
3,526'
~40% Increase
>20% Decrease
Avg. 72 Days
Avg. 60 Days
Avg. 50 Days
Avg. 51 Days
Avg. 64 Days
Avg. 66 Days
NFX 1Q12
NFX 2Q12
NFX 3Q12
NFX 4Q12
NFX 1Q13
1Q13 Peer Avg

Uinta Basin


Central Basin
Greater Monument Butte
UTAH

NET AVG. PRODUCTION (BOEPD)					
4Q12 Oil	4Q12 NGLs	4Q12 Gas	1Q13 Oil	1Q13 NGLs	1Q13 Gas
14,100	610	4,720	15,990	810	4,560

HIGHLIGHTS:

Our Uinta Basin production is expected to grow about 10% in '13 and 20% in '14. New refinery capacity expansions are underway today with oil sales expected to increase throughout 2013. In addition, we are exploring other markets outside of the Salt Lake City region to accommodate our growing crude oil production.

- Received the State of Utah's "Earth Day Award" for responsible field operations in April 2013
- Greater Monument Butte Unit: achieved a record 4-day average to drill/case Green River wells in 1Q13. Increased water injection to 85,000 barrels/day.
- Drilling first SXL Uteland Butte Well (9,900' lateral). Production expected mid-July '13
- Drilled 2 "Stacked Lateral" Wasatch Wells in 1Q13, Completions Scheduled for 2Q13
  - *Working to secure approvals to drill SXL Wasatch well(s)*

RECENT WELLS

	Formation	WI%	GPI	IP-24hr BOEPD*	30-Day Avg. BOEPD*	60-Day Avg. BOEPD*
Lusty 2-11-3-3WH	Uteland Butte	72%	3,843	1,020	692	610
UT 4-24-3-2WH	Uteland Butte	98%	3,855	1,251	739	554
UT 4-29-3-3WH	Uteland Butte	97%	3,868	595	379	N/A
UT 2-5-3-3WH	Uteland Butte	84%	3,855	1,014	N/A	N/A
AVERAGE		**88%**	**3,855**	**970**	**603**	**582**

* Gross Production

Uinta Basin – Securing Markets for our Growth



April 2013: Loading facility in Utah. Newfield railed approximately 30,000 barrels of wax crude on a trial basis to a refinery outside of the Salt Lake City region.

HIGHLIGHTS:

We have taken significant steps recently to identify and capture new markets for our growing oil production in the Uinta Basin. In 2011, we signed two separate agreements for 38,000 BOPD of firm refining capacity under 7 and 10-year agreements.

The first of the two planned expansions to add 20,000 BOPD of new capacity in the Salt Lake City area market is underway. Our oil sales will benefit from this expansion beginning in 2H13.

We have the refining capacity today to deliver on our three-year plan. This plan estimates that our current net production in the Uinta Basin of 22,000 BOEPD will grow to approximately 35,000 BOEPD by the end of 2015.

Other outlets for our growing oil supply are being explored:

- Rail markets outside of the Salt Lake City region are being tested on a "trial" basis.
- A pipeline study is underway, exploring alternative routes for a heat-traced pipeline from the Uinta Basin to Salt Lake City.

Williston Basin


SASKATCHEWAN
MONTANA
NORTH DAKOTA
WILLIAMS
Westberg
RICHLAND
Aquarium
Watford
MCKENZIE
Lost Bear
DUNN
Elm Coulee

NET AVG. PRODUCTION (BOEPD)					
4Q12 Oil	4Q12 NGLs	4Q12 Gas	1Q13 Oil	1Q13 NGLs	1Q13 Gas
7,760	1,040	1,640	7,320	940	1,540

HIGHLIGHTS:

Our Williston Basin team delivered "best in class" wells in 1Q13. Not only were early production rates near record levels, but well costs showed significant improvements. Including approximately $900k in facilities costs, average well costs during 1Q13 were $9.8 million and a recent well was drilled and completed for $8.3 million.

We were encouraged by the recent successes in the Three Forks formation. Our Sand Creek Federal well had initial production of 3,450 BOEPD (24hr Rate) and averaged 1,077 BOEPD over its first 30 days. We are evaluating the resource potential across our acreage and additional drilling is planned in the 2H13. We will be testing lower benches in 2013

- Added a 4th operated rig in March 2013
- Operations now focused on SXL wells from common pad locations
- 1Q13 production exceeds original guidance due to better than forecast well performance
  - *Raised 2013 year-over-year production growth estimate to 25% compared to original estimate of 15%.*

RECENT WELLS

	Formation	WI%	GPI	IP-24hr BOEPD*	30-Day Avg. BOEPD*	60-Day Avg. BOEPD*
Sand Creek Federal	Bakken	41%	10,004	3,405	1,075	--
Sand Creek Federal	Bakken	41%	10,151	3,590	1,139	--
Sand Creek Federal	Three Forks	41%	10,056	3,452	1,077	--
Darlene Federal	Bakken	37%	9,657	2,980	773	637
Darlene Federal	Bakken	37%	9,527	2,559	775	635
Darlene Federal	Three Forks	37%	8,732	1,306	648	531
AVERAGE		**39%**	**9,688**	**2,882**	**915**	**601**

* Gross Production

Williston Basin Press

HIGHLIGHTS

- For January 2013, Newfield Ranked #17 in Oil Production According to the March 24th Issue of Petroleum News
- The Sand Creek Federal 153-96-14-3H had the Highest gross IP Oil Rate at 2,771 Barrels of Oil (3,590 BOEPD) in the March 24 Issue of Petroleum News

Source: Petroleum News, Bakken Magazine

Bakken — Top 50 North Dakota Bakken oil producers

January 2013

Company	BDP*	Company	BDP*
1 Continental Resources, Inc.	67,341.1		
2 Hess Corporation	66,782.3	30 Sinclair Oil and Gas Company	1,938.0
3 Whiting Oil and Gas Corporation	64,385.8	31 Cornerstone Natural Resources, LLC	1,486.9
4 Brigham Oil & Gas, LP (Statoil)	44,671.3	32 American Eagle Energy Corporation	1,233.9
5 EOG Resources, Inc.	43,947.6	33 Arsenal Energy USA, Inc.	713.6
6 XTO Energy Inc. (ExxonMobil)	32,445.5	34 GMX Resources, Inc.	594.8
7 Marathon Oil Company	30,680.7	35 Sequel Energy, LLC	580.0
8 Petro-Hunt, LLC	23,897.4	36 True Oil, LLC	503.9
9 Kodiak Oil & Gas (USA), Inc.	23,067.0	37 Abraxas Petroleum Corp	397.4
10 Slawson Exploration Company, Inc.	20,759.3	38 Windsor Energy Group, LLC	231.1
11 Burlington Resources (ConocoPhillips)	20,375.0	39 Gadeco, LLC	192.0
12 Oasis Petroleum North America LLC	19,565.7	40 Resource Drilling, LLC	161.3
13 QEP Energy Company	17,615.3	41 Resolute Natural Resources Company, LLC	148.8
14 Oxy USA, Inc.	15,416.1	42 Legacy Reserves Operating LP	110.8
15 WPX Energy Williston, LLC	14,713.1	43 Prima Exploration, Inc.	109.5
16 SM Energy Company	13,292.7	44 SHD Oil & Gas, LLC	92.4
17 Newfield Production Company	10,503.6	45 Texakota, Inc.	38.7
18 Enerplus Resources USA Corporation	9,864.7	46 Petro Havester Operating Company, LLC	36.9
19 Hunt Oil Company	9,235.7	47 Peregrine Petroleum Partners, LTD	17.3
20 Zenergy, Inc.	8,799.1	48 Pride Energy, An Oklahoma General Partnership	16.2
21 Zavanna, LLC	8,367.6	49 Sundance Energy, Inc.	15.4
22 Murex Petroleum Corporation	8,064.2	50 Jettison, Inc.	15.3
23 Fidelity Exploration & Production (MDU)	7,523.0		
24 Samson Resources Company (KKR & Co.)	6,486.6		
25 Crescent Point Energy US Corp.	3,611.2		
26 Baytex Energy USA Ltd	3,259.8		
27 Triangle USA Petroleum Corporation	3,203.9		
28 Liberty Resources, LLC	2,915.3		
29 G3 Operating, LLC (Halcon Resources Corp.)	2,891.5		

*Barrels of oil per day

Numbers derived from the preliminary January 2013 Oil & Gas Production Report published by the North Dakota State Industrial Commission, Department of Minerals, Oil and Gas Division. Note this is the oil produced by wells operated by these companies: it does not identify the percentage of Bakken petroleum system oil (including Three Forks) that is owned by the company or its partners, so it may differ from what the company reports.

Top 10 Bakken wells by IP rate

Newfield Production Company
21592; Sand Creek Federal 153-96-23-14-3H; McKenzie; 2,771 bbl

Oasis Petroleum North America
22088; Dubuque 5300 14-22B; Williams; 2,530 bbl

Kodiak Oil and Gas
21393; Smokey 15-7-19-15H; McKenzie; 1,950 bbl

WPX Energy
22897; Kate Soldier 23-14HZ; McKenzie; 1,510 bbl

Whiting Oil and Gas
22950; Solberg 14-11PH; Stark; 1,494 bbl

Kodiak Oil and Gas
21392; Smokey 15-7-19-15H3; McKenzie; 1,466 bbl

XTO Energy (ExxonMobil)
23402; Fbir Smith 11X-10F; Dunn; 1,045 bbl

Whiting Oil and Gas
22949; Lydia 11-14PH; Stark; 993 bbl

Liberty Resources
23132; Cavalli State 156-100-9-4-1H; Williams; 948 bbl

Oasis Petroleum North America
22937; State 5792 11-15H; Mountrail; 770 bbl

Note: This chart contains initial production rates, or IPs, from the adjacent IP chart for active wells that were filed as completed with the state of North Dakota from March 12 to March 15, 2013 in the Bakken petroleum system, as well as active wells that were released from tight-hole status during the same period. The well operator's name is on the upper line, followed by individual wells the NDIC file number; well name; county and IP oil flow rate in barrels of oil.

Eagle Ford


West Asherton
Fashing
TEXAS
ZAVALA
FRIO
ATASCOSA
DIMMIT
LA SALLE
MCMULLEN

NET AVG. PRODUCTION (BOEPD)					
4Q'12 Oil	4Q'12 NGLs	4Q'12 Gas	1Q'13 Oil	1Q'13 NGLs	1Q'13 Gas
2,980	950	1,270	2,780	830	1,220

HIGHLIGHTS:

Our Eagle Ford development is centered on the West Asherton field. We are running two operated rigs, drilling SXL wells from common pad locations. We achieved record drilling performance in 1Q13, reducing completed well costs by $400k from 4Q12. The quarter over quarter decline in production was simply related to the timing of pad well completions.

- Six SXL wells drilled in 1Q13, completions underway and expected to contribute to a 45% increase in production from 1Q13 to 2Q13
- SXLs and pad locations lower costs, improve returns
  - *1Q13 well costs averaged $7.8 million*
- Technical work underway on an additional 160,000 prospective acres in the play

RECENT WELLS

	Formation	WI%	GPI	IP-24hr BOEPD*	30-Day Avg. BOEPD*	60-Day Avg. BOEPD*
CMWW A 4303H	Eagle Ford	100%	7,573	---	---	---
CMWW A 4304H	Eagle Ford	100%	7,693	---	---	---
CMWW A 4305H	Eagle Ford	100%	7,489	---	---	---
CMWW A 4306H	Eagle Ford	100%	7,308	---	---	---
CMWW A 4307H	Eagle Ford	100%	7,461	---	---	---
CMWW A 4308H	Eagle Ford	100%	7,314	---	---	---
AVERAGE		**100%**	**7,473**	---	---	---

Completions Underway

* Gross Production

2013 – 15e Production Guidance

	2012*	2013e	2014e	2015e
Domestic Production:				
Oil (MMBO)	11.1	13.5 - 14.5	16.8 - 19.0	20.6 - 25.3
NGLs (MMBbls)	2.3	4.2 - 4.7	7.2 - 8.0	6.9 - 8.5
Natural Gas (BCF)	140	115 - 125	114 - 132	112 - 136
Domestic Total (MMBOE)	**36.8**	**37.0 – 40.0**	**43.0 – 49.0**	**46.0 – 57.0**
YoY Domestic Liquids Growth	27%	39%	38%	20%
YoY Domestic Gas Growth	(7%)	(14%)	1%	--%
YoY Domestic Total Growth	3%	5%	18%	12%
International Production:				
Oil (MMBO)	9.9	7.2		
Natural Gas (BCF)	1.2	0.0		
International Total (MMBOE):	10.1	7.2**		
Total Production (MMBOE):	**46.9**	**44.2 - 47.2**		

* Excludes Production from Assets Sold

** Approximately 60% of Full Year Int'l Annual Production Expected in 1H'13

2013e Cost & Expense Guidance

	Domestic	Int'l	Total
Operating Expenses:			
Recurring LOE (per BOE):	$5.50 - $6.15	$15.40 - $17.00	$7.05 - $7.80
Major Expense (per BOE):	$1.65 - $1.80	$2.00 - $2.20	$1.70 - $1.90
Transportation (per BOE)*:	$3.10 - $3.50	---	$2.70 - $3.00
Total LOE (per BOE)	$10.25 - $11.45	$17.40 - $19.20	$11.45 - $12.70
Production & Other Taxes (per BOE):	$2.35 - $2.60	$32.50 - $35.75	$7.00 - $7.80
DD&A Expense (per BOE):	$16.50 - $17.25	$30.00 - $31.50	$18.50 - $19.25
General & Administration (G&A), net (per BOE):			$5.00 - $5.50
Capitalized Internal Costs (per BOE):			($3.00 - $3.30)
Interest Expense (per BOE):			$4.25 - $4.65
Capitalized Interest (per BOE):			($1.10 - $1.20)
Effective Corporate Tax Rate:**			55-65%

** Beginning in the first quarter of 2013, all transportation and processing fees, whether paid in cash or in-kind, will now be reflected in transportation expense as opposed to a realized price deduction. Realized prices will increase and offset the increased transportation expense.*

*** In 2012, Newfield made the decision to repatriate cash generated by its International businesses to the U.S. As a result, the profits of its International businesses are included in the Company's consolidated U.S. tax return resulting in additional taxable income in the U.S. While we receive a foreign tax credit for taxes paid in foreign tax jurisdictions, we are unable to recognize these benefits because of our substantial net operating loss carry-forward position. As a result, the Company expects an effective book tax rate in 2013 of 55% to 65%. At current oil prices, Newfield's full-year 2013 international cash income taxes are expected to be $55 to $65 million. Our 2013 domestic federal taxes remain substantially all deferred.*

Denotes updated guidance

Assumes $90/Bbl and $3.50/MMbtu

Oil Hedging Details as of 4/22/13

Period	Volume/day	Weighted-Average Price			
	Bbls	Swaps	Swaps w/ Short Puts	Collars	Collars w/ Short Puts[1]
2Q 2013	4,000	$88.63	—	—	—
	10,000	—	$75/97.49	—	—
	22,000	—	—	—	$80/95-$113.86
3Q 2013	3,000	$88.57	—	—	—
	10,000	—	$75/97.49	—	—
	24,700	—	—	—	$80/95-$114.77
4Q 2013	10,000	—	$75/97.49	—	—
	27,700	—	—	—	$80/95-$115.59
1Q 2014	10,000	$89.22	—	—	—
	14,000	—	—	—	$80/95-$119.16
2Q 2014	13,000	$89.96	—	—	—
	14,000	—	—	—	$80/95-$119.16
3Q 2014	11,000	$89.37	—	—	—
	14,000	—	—	—	$80/95-$119.16
4Q 2014	12,000	$89.55	—	—	—
	14,000	—	—	—	$80/95-$119.16
1Q 2015	6,000	$90.21	—	—	—
2Q 2015	6,000	$90.21	—	—	—
3Q 2015	4,000	$90.30	—	—	—
4Q 2015	4,000	$90.30	—	—	—

[1] Below $80.00 per Bbl, these contracts effectively result in realized prices that are on average $15.00 per Bbl higher than the cash price that otherwise would have been realized.

Oil Hedging Details as of 4/22/13

The following table details the expected impact to pre-tax income (in millions, except prices) from the settlement of our derivative contracts, outlined on the previous slide, at various NYMEX oil prices.

	Oil Prices				
Period	**$70**	**$80**	**$90**	**$100**	**$110**
2Q 2013	$57	$49	$16	($6)	($22)
3Q 2013	$60	$52	$18	($5)	($20)
4Q 2013	$59	$55	$20	($3)	($15)
1Q 2014	$36	$27	$6	($10)	($19)
2Q 2014	$43	$31	$6	($12)	($24)
3Q 2014	$39	$29	$6	($11)	($21)
4Q 2014	$41	$30	$6	($11)	($22)
1Q 2015	$11	$6	$ -	($5)	($11)
2Q 2015	$11	$6	$ -	($5)	($11)
3Q 2015	$7	$4	$ -	($4)	($7)
4Q 2015	$8	$3	$ -	($4)	($7)

Gas Hedging Details as of 4/22/13

	Volume/day	Weighted-Average Price			
Period	MMBtus	Swaps	Swaps w/ Short Puts	Collars	Collars w/ Short Puts
2Q 2013	270,000	$4.28[1]	—	—	—
3Q 2013	270,000	$4.24[1]	—	—	—
4Q 2013	223,600 49,700[2]	$4.14[1] —	— —	— $3.75 - $4.57	— —
1Q 2014	205,000 65,000	$3.92 —	— —	— $3.75 - $4.62	— —
2Q 2014	205,000 65,000	$3.92 —	— —	— $3.75 - $4.62	— —
3Q 2014	205,000 65,000	$3.92 —	— —	— $3.75 - $4.62	— —
4Q 2014	205,000 65,000	$3.92 —	— —	— $3.75 - $4.62	— —
1Q 2015	90,000 105,000	$4.26 —	— —	— $3.93 - $4.74	— —
2Q 2015	90,000 105,000	$4.26 —	— —	— $3.93 - $4.74	— —
3Q 2015	90,000 105,000	$4.26 —	— —	— $3.93 - $4.74	— —
4Q 2015	90,000 105,000	$4.26 —	— —	— $3.93 - $4.74	— —

[1] These weighted-average fixed prices for the respective periods represent the resultant hedge position, which is a combination of the putspread in our 3-way collar contracts and our fixed price swap contracts.

[2] These weighted-average collar prices for the respective period represent contracts for November and December 2013 only.

Gas Hedging Details as of 4/22/13

The following table details the expected impact to pre-tax income (in millions, except prices) from the settlement of our derivative contracts, outlined on the previous slide, at various NYMEX gas prices.

	Gas Prices			
Period	**$2**	**$3**	**$4**	**$5**
2Q 2013	$59	$34	$7	($25)
3Q 2013	$60	$35	$8	($25)
4Q 2013	$56	$31	$5	($23)
1Q 2014	$46	$21	($2)	($22)
2Q 2014	$46	$22	($2)	($22)
3Q 2014	$46	$22	($1)	($23)
4Q 2014	$47	$21	($1)	($23)
1Q 2015	$37	$19	$2	($9)
2Q 2015	$37	$19	$2	($9)
3Q 2015	$37	$19	$2	($9)
4Q 2015	$37	$20	$2	($8)

Forward Looking Statements and Related Matters

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "will", "believe", "intend", "plan", "expect" or other similar expressions are intended to identify forward-looking statements. Other than historical facts included in this presentation, all information and statements, such as information regarding planned capital expenditures, estimated reserves, estimated production targets, drilling and development plans, the timing of production, planned capital expenditures, and other plans and objectives for future operations, are forward-looking statements. Although as of the date of this presentation Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including drilling results, commodity prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of refining capacity for the crude oil Newfield produces in the Uinta Basin in Utah, the availability of capital resources, labor conditions, severe weather conditions, governmental regulations and other operating risks. Please see Newfield's 2012 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) for a discussion of other factors that may cause actual results to vary. Unpredictable or unknown factors not discussed herein or in Newfield's SEC filings could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undo reliance on forward-looking statements, which speak only as of the date of this presentation. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors – Effective January 1, 2010, the SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC's definitions for such terms. Newfield may use terms in this presentation, such as "resources", "net resources", "net discovered resources", "net risked resources", "net lower-risked captured resources", "net risked captured resources", "gross resources", "gross resource potential", "gross unrisked resource potential", "gross unrisked resources", and similar terms that the SEC's guidelines strictly prohibit in SEC filings. Investors are urged to consider closely the oil and gas disclosures in Newfield's 2012 Annual Report on Form 10-K, available at www.newfield.com, www.sec.gov or by writing Newfield at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380 Attn: Investor Relations.